EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned executive officer of Alliance Bancorp, Inc. of Pennsylvania (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the quarterly period ended September 30, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2010	/s/ Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act and has been provided to Alliance Bancorp, Inc. of Pennsylvania and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.